FIRST AMENDMENT TO AGREEMENT OF LEASE

THIS FIRST AMENDMENT TO AGREEMENT OF LEASE ("Amendment") is
made and entered into as of the 1st day of January, 20 14 (the "Effective Date '') by and between
RBM CHERRY ROAD PARTNERS. a Tennessee general partnership ("Landlord' ), and WRIGHT MEDICAL TECHNOLOGY. INC .. a Delaware corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Agreement Of Lease as of December 31, 2013 (the "Lease ''),whereby Landlord agreed to lease to Tenant certain Premises (as defined therein) located at 1023 Chen-y Road , Memphis , Tennessee; and

WHEREAS, Land lord and Tenant wish to amend the Lease by providing for Tenant"s leasing of additional space on the second floor of Building 2 (as defined therein).

NOW, THEREFORE , in consideration of the promises and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2.Selected Expansion Space. Pursuant to Section 2.8 of the Lease, the Premises shall be expanded to include an additional 3,001 Rentable Square Feet of space on the second floor of Building 2, as shown on the attached Exhibit 1 (the "January 2014 Expansion Space"). Landlord hereby waives the requirement that Tenant l ease a minimum of 15,000 Rentable Square Feet in connection with the leasing of the January 2014 Expansion Space only ; any future additions to the Premises by Tenant must be for a minimum of 15,000 Rentable Square Feet pursuant to Section 2.8 of the Lease.

3.Term; Base Rental. The term of the Lease for the January 2014 Expansion Space shall begin as of the Effective Date ; however, Base Rent shall not be payable until February I , 20 14, at which time payments by Tenant shall begin pursuant to the Base Rent Schedule for Selected Expansion Space shown on Exhibit "L" of the Lease. Pursuant to Section 2.8(c) of the Lease, the term of the Lease for the January 2014 Expansion Space shall coincide with the Term remaining under the Lease.

4.Expansion Space Allowance; Access.    Landlord    shall give Tenant    an improvement allowance of $59,569.85 in connection with the January 2014 Expansion Space pursuant to Section 2.8(b) of the Lease. . Tenant shall be permitted access to the second floor

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bathroom s, elevators and common areas as part of its rental of the January 2014 Expansion Space. Tenant agrees that , in the event a third party tenant(s) occupy a portion of the second floor of Building 2. such tenant(s) shall be permitted and granted ingress and egress through the January 2014 Expansion Space for the sole purpose of accessing the stairwell located in the northwest corner of Building 2.

5.Tenant's Proportionate Share. Tenant's leasing of the January 2014 Expansion Space shall result in an increase in Tenant 's Proportionate Share to 78% beginning January I, 2017, subject to further upward adjustment in the event that Tenant elects to exercise all or a portion of its remaining Expansion Option pursuant to Section 2.8 of the Lease.

6.Miscellaneous.    Except as provided hereinabove , the Lease shall remain in full force and effect as originally written . This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original , but all of which together shall constitute one and the same instrument , and shall become effective when one or more counterparts hereof or thereof have been signed by each party hereto. Delivery of an executed counterpart signature page of this Agreement by facsimile or transmitted electronically in a Tagged Image File Format (' 'TIFF'), Portable Document Format ("PDF'), or other electronic format sent by electronic mail shall be effective as delivery of a manually executed counterpart.

[signature page to follow]

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1 FLOOR PLAN

BUILDING 2, FLOOR 2
1023 CHERRY ROAD
MEMPHIS, TN

CBRE | Memphis
CB RICHARD ELLIS

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